Sub-Item 77Q1: Exhibits

(e) Copies of any new or amended registrant investment advisory contracts

Amended and Restated Schedule A and B to the Investment Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(C) to Post-Effective Amendment No. 123 to the Trust's Registration Statement filed with the SEC on September 17, 2015 (SEC Accession No. 0001104659-15-065781) and incorporated herein by reference.